UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2009

Teleflex Incorporated
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-5353	23-1147939
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

155 South Limerick Road, Limerick, Pennsylvania		19468
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	610-948-5100

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 1, 2009, the Board of Directors (the "Board") of Teleflex Incorporated (the "Company") approved the amendment of Section 3.2 of the Company's Amended and Restated Bylaws (the "Amended and Restated Bylaws") to adopt a majority vote standard for the election of directors in uncontested elections. Under this standard, in order to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to that director’s election (with "abstentions" and "broker non-votes" not counted as a vote cast with respect to that director). In contested elections (i.e. those in which the number of nominees exceeds the number of directors to be elected), directors will continue to be elected by plurality vote.

In addition, the Board approved certain amendments to Section 2.2 of the Amended and Restated Bylaws to (i) expand the information required to be provided by any stockholder who proposes director nominations or any other business for consideration at a meeting of stockholders, including disclosure of derivative instruments beneficially owned, directly or indirectly, by the stockholder, and to require periodic updating of such information and (ii) update the advance notice provisions to ensure that such provisions are clear and unambiguous and that compliance with the notice procedures set forth in the Amended and Restated Bylaws is the exclusive means for a stockholder to make nominations or submit other business at a meeting of stockholders.

The amendments described above became effective as of May 1, 2009.

The foregoing summary of the amendments to the Amended and Restated Bylaws is qualified in its entirety by reference to the text of the Amended and Restated Bylaws, a copy of which is attached hereto as Exhibit 3.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

3.2 Amended and Restated Bylaws of Teleflex Incorporated, effective May 1, 2009

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teleflex Incorporated

May 7, 2009	By:	Laurence G. Miller

Name: Laurence G. Miller
Title: Executive Vice President, General Counsel and Secretary

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Exhibit Index

Exhibit No.	Description

3.2	Amended and Restated Bylaws of Teleflex Incorporated, effective May 1, 2009